THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AUTHORITY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AUTHORITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE AUTHORITY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED

INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.]

[Face of Note]
9.75% Senior Note due 2021
CUSIP [ ]
No. _____    $________
MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to
or registered assigns,
the principal sum of
Dollars on September 1, 2021
Interest Payment Dates: March 1 and September 1, beginning on March 1, 2014
Record Dates: February 15 and August 15
Dated: August 15, 2013

MOHEGAN TRIBAL GAMING AUTHORITY
By:
Name:
Title:
By:
Name:
Title:

This is one of the Notes referred
to in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION,
As Trustee
By:
Name:
Title:

[Back of Note]
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST. The Mohegan Tribal Gaming Authority (the “Authority”) promises to pay interest on the principal amount of this Note at 9.75% per annum from August 15, 2014 until maturity (except as otherwise described below). The Authority will pay interest and Additional Interest, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”) to the holders of record on the preceding February 15 and August 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if there is no existing Default in the payment of interest with respect to the Notes, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 1, 2014. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.METHOD OF PAYMENT. The Authority will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent and Registrar maintained for such purpose within the City and State of New York, or, at the option of the Authority, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall hold at least $1.0 million in principal amount of Notes and have provided wire transfer instructions to the Authority and the Paying Agent. Such payment shall be made in accordance with those instructions.

3.PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act as Paying Agent or Registrar.
4.INDENTURE. The Authority issued the Notes under an Indenture dated as of August 15, 2013 (“Indenture”) among the Authority, The Mohegan Tribe of Indians of Connecticut (the “Tribe”), the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.OPTIONAL REDEMPTION.
At any time prior to September 1, 2016, the Notes will be redeemable, in whole at any time or in part from time to time, at the option of the Authority, at a redemption price equal to the sum of:
(1)    100% of the principal amount of the Notes to be redeemed; and
(2)    the Applicable Premium;
plus accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date (subject to the rights of Holders on the related record date to receive interest due on the related interest payment date).
At any time or from time to time on or after September 1, 2016 the Notes will be redeemable, at the option of the Authority, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders on the related record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period commencing on September 1 of the years set forth below:

Period	Redemption Price
2016	107.313%
2017	104.875%
2018	102.438%
2019 and thereafter	100.00%

Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to obtain or maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (1) the principal amount thereof and (2) the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest and Additional Interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.
6.MANDATORY REDEMPTION.
Except as set forth in paragraph 7 below, the Authority shall not be required to make mandatory redemption payments with respect to the Notes.
7.REPURCHASE AT OPTION OF HOLDER.
(a)    If there is a Change of Control, the Authority shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Change of Control Payment”). Within 20 Business Days following any Change of Control, the Authority shall deliver a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    If the Authority or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Authority will make an offer to repurchase the Notes, together with any senior Indebtedness ranking pari passu in right of payment with the Notes and containing similar provisions requiring the Authority to make an offer to purchase such pari passu senior Indebtedness with the proceeds from such Asset Sale, pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such pari passu senior Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Asset Sale Offer Price”). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase and will be payable in cash, in accordance with the procedures set forth in the Indenture and such other pari passu senior Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Authority may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu senior Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu senior Indebtedness (to the extent that such other senior Indebtedness permits such selection) to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
8.NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.
9.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Authority need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
10.PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be

waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of the Holders of at least 66 2/3% in principal amount of the Notes, the Authority may not amend, alter or waive the provisions set forth in Section 4.15 of the Indenture in a manner that adversely affects the rights of the Holders. Without the consent of any Holder, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, conform the text of the Indenture or the Notes to any provision of the Description of Notes contained in the Offering Circular to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision in the Indenture or the Notes, which intent shall be evidenced by an Officer’s Certificate to that effect, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Authority’s or Guarantor’s obligations to Holders in the case of a merger, consolidation not prohibited by the terms of the Indenture or sale of all or substantially all of the Authority’s or such Guarantor’s assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or to allow any Subsidiary to execute a supplemental indenture and a Guarantee or release any Guarantor from its obligations under its Guarantee or the Indenture.
12.DEFAULTS AND REMEDIES. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Authority or any of its Restricted Subsidiaries to comply with Section 4.10 or 5.01 of the Indenture; (iv) failure by the Authority or any of its Restricted Subsidiaries for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any covenant, representation, warranty or other agreement in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Authority or any of its Restricted Subsidiaries which default (A) is caused by a Payment Default or (B) results in the acceleration of such Indebtedness prior to its express maturity; and in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $50.0 million or more; (vi) certain final judgments for the payment of money in excess of $50.0 million that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Authority or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; (viii) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort or Pocono Downs; (ix) cessation of gaming operations for a period of more than 90 consecutive days at the Resort or Pocono Downs (other than as a result of a casualty loss); (x) the Lease ceases to be in full force and effect in any material respect; and (xi) failure by the Tribe to comply with the provisions of Article 12 of the Indenture for 30 days after notice to the Authority and the Tribe by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding provided such 30-day period shall not apply to any failure by the Tribe to comply with clauses (h), (j), (m) and (o) of Section 12.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default with respect to the Notes and its consequences under the Indenture except a continuing Default or Event of Default (other than nonpayment of principal, interest or premium that has become due solely because of an acceleration that has been rescinded) in the payment of premium, if any, or interest on, or the principal of, the Notes, including in connection with an offer to purchase. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13.TRUSTEE DEALINGS WITH AUTHORITY. Subject to Section 7.03 of the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.
14.NO RECOURSE AGAINST OTHERS. A controlling person, director, officer, employee or holder of an Ownership Interest of the Authority, as such, shall not have any liability for any obligations of the Authority under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
15.AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.LIMITATIONS ON MANAGEMENT ACTIVITIES; WAIVER OF SOVEREIGN IMMUNITY; DISPUTE RESOLUTION AND CONSENT TO SUIT. Section 13.01 of the Indenture and all provisions in the Indenture relating to MTGA's, the Tribe's and the Guarantors' waivers of sovereign immunity and rights to resolve disputes in tribal court, as well as all consents and agreements of MTGA, the Tribe and the Guarantors to applicable laws and jurisdictions for the resolution of disputes are hereby incorporated herein with the same force and effect as though set forth at length herein, including Section 13.09 of the Indenture.
17.ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of August 15, 2013 (the “Registration Rights Agreement”).
19.CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Authority will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Mohegan Tribal Gaming Authority
One Mohegan Sun Boulevard
Uncasville, CT 06382
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
__________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
Section 4.10     Section 4.15
If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________________

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
__________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

NOTATION OF GUARANTEE ON NOTE
Each Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed on a senior basis (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.
Notwithstanding the foregoing, in the event that a Guarantor’s Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of such Guarantor, result in such amount constituting a fraudulent transfer or conveyance.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.
Dated: August 15, 2013

MOHEGAN BASKETBALL CLUB LLC
By:
Name:
Title:
MOHEGAN COMMERCIAL VENTURES PA, LLC
By:
Name:
Title:
DOWNS RACING, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner
By:
Name:
Title:
BACKSIDE, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner
By:
Name:
Title:
MILL CREEK LAND, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner
By:
Name:
Title:

NORTHEAST CONCESSIONS, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner
By:
Name:
Title:
MOHEGAN VENTURES-NORTHWEST, LLC
By:
Name:
Title:
MOHEGAN GOLF, LLC
By:
Name:
Title:
MOHEGAN VENTURES WISCONSIN, LLC
By:
Name:
Title:
WISCONSIN TRIBAL GAMING, LLC
By:
Name:
Title:

MTGA GAMING, LLC
By:
Name:
Title: